Exhibit 10.4

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made as of June 22, 2017 (the “Effective Date”) by and between FIFTH THIRD BANK, an Ohio banking corporation located at 201 East Kennedy Blvd., Suite 1800, Tampa, Hillsborough County, Florida 33602 (the “Secured Party”) and JETPAY PAYMENT SERVICES, FL, LLC, a Delaware limited liability company (the “Debtor”). The Debtor’s principal address is 3939 West Drive, Center Valley, Pennsylvania 18034. Debtor and Secured Party hereby agree as follows:

WITNESSETH:

WHEREAS, Debtor is indebted to Secured Party in the aggregate principal amount of ONE MILLION SIX HUNDRED THOUSAND and 00/100 DOLLARS ($1,600,000.00) (the “Loan”) pursuant to the terms and conditions of that certain Credit Agreement dated of even date herewith by and between Borrower and Lender (the “Credit Agreement”) and which indebtedness is evidenced by that certain Promissory Note of even date herewith, executed by Debtor and made payable to the order of Secured Party in the stated principal amount of $1,600,000.00 (the “Note”), and all agreements, instruments and documents executed or delivered in connection with any of the foregoing or otherwise related thereto (collectively, together with any amendments, modifications, or restatements thereof, the “Loan Documents”).

1.           OBLIGATIONS. This assignment of collateral and grant of security interest shall secure (i) the payment when and as due and payable of the principal of and interest on the Loan or so much thereof as may be advanced from time to time, and any and all late charges, Additional Costs (as defined in the Note), and all other indebtedness, loans, advances, and each and every obligation and liability evidenced by, owing, arising under or in connection with the Loan, this Agreement, the Note, and/or any of the other Loan Documents, together with any extensions, modifications, renewals or refinancings of any of the foregoing; (ii) the payment of all other expenses, costs, advances and indebtedness which this Agreement by its terms secures; (iii) the performance and observance of the covenants and agreements contained in this Agreement, the Note and each of the other Loan Documents; (iv) the Rate Management Obligations (as defined in the Credit Agreement), except for Rate Management Obligations that constitute Excluded Swap Obligations (as defined in the Credit Agreement); (v) all obligations to perform or forbear from performing acts, and agreements, instruments and documents evidencing, guarantying, securing or otherwise executed in connection with any of the foregoing, together with any amendments, modifications and restatements thereof, and all expenses and attorneys’ fees incurred by Secured Party hereunder or any other document, instrument or agreement related to any of the foregoing to the extent required to be paid or reimbursed by Borrower thereunder; and (vi) all other loans, advances, indebtedness and each and every other obligation or liability of Debtor owed to each of Secured Party and/or any affiliate of Fifth Third Bancorp or its successors, however created, of every kind and description whether now existing or hereafter arising and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, liquidated or unliquidated, matured or unmatured, participated in whole or in part, created by trust agreement, lease overdraft, agreement or otherwise, whether or not secured by additional collateral, whether originated with Secured Party or owed to others and acquired by Secured Party by purchase, assignment or otherwise, and all obligations to perform or forbear from performing acts, and agreements, instruments and documents evidencing, guarantying, securing or otherwise executed in connection with any of the foregoing, together with any amendments, modifications and restatements thereof, and all expenses and attorneys’ fees incurred by Secured Party hereunder or any other document, instrument or agreement related hereto or to any of the foregoing to the extent required to be paid or reimbursed by Borrower thereunder (collectively, the “Obligations”).

2.           COLLATERAL. The Debtor hereby grants to Secured Party a security interest in all right, title and interest of Debtor in all now owned or hereafter acquired or arising and wherever located personal property and assets of Debtor, including, but not limited to, those identified below (together with all proceeds and products thereof and all additions and accessions thereto, replacements thereof, supporting obligations therefor, software related thereto, guaranties thereof, insurance or condemnation proceeds thereof, documents related thereto, all sales of accounts constituting a right to payment therefrom, all tort or other claims against third parties arising out of damage thereto or destruction thereof, all property received wholly or partly in trade or exchange therefor, all fixtures attached or appurtenant thereto, all leases thereof, and all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrance, collection, or any other temporary or permanent disposition thereof, or any other interest therein, collectively, the “Collateral”):

(a)          All Accounts, all Inventory, all Equipment, all General Intangibles, all Investment Property and any and all Rate Management Obligations.

(b)          All instruments, chattel paper, electronic chattel paper, documents, securities, moneys, cash, letters of credit, letter of credit rights, promissory notes, warrants, dividends, distributions, contracts, agreements, contract rights or other property, owned by Debtor or in which Debtor has an interest, including but not limited to, those which now or hereafter are in the possession or control of Secured Party or in transit by mail or carrier to or in the possession of any third party acting on behalf of Secured Party, without regard to whether Secured Party received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether Secured Party had conditionally released the same, and the proceeds thereof, all rights to payment from, and all claims against Secured Party, and any deposit accounts of Debtor with Secured Party, including all demand, time, savings, passbook or other accounts and all deposits therein.

(c)          All assets and all personal property now owned or hereafter acquired; all now owned and hereafter acquired inventory, equipment, fixtures, goods, accounts, chattel-paper, documents, instruments, farm products, general intangibles, supporting obligations, software, commercial tort claims, minerals, standing timber, growing crops and all rents, issues, profits, products and proceeds thereof, wherever any of the foregoing is located.

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3.           DEFINITIONS. Capitalized terms not otherwise defined in this Agreement shall have the meanings attributed thereto in the applicable version of the Uniform Commercial Code adopted in the State of Delaware or, where appropriate, the jurisdiction in which the Collateral is located, as such definitions may be enlarged or expanded from time to time by legislative amendment thereto or judicial decision (the “Uniform Commercial Code” or the “UCC”). As used herein, the following capitalized terms shall have the following meanings:

(a)          “Accounts” means all accounts, accounts receivable, health-care insurance receivables, credit card receivables, contract rights, instruments, documents, chattel paper, tax refunds from federal, state or local governments and all obligations in any form including without limitation those arising out of the sale or lease of goods or the rendition of services by Debtor, all guaranties, letters of credit and other security and support obligations for any of the above; all merchandise returned to or reclaimed by Debtor, and all books and records (including computer programs, tapes and data processing software) evidencing any interest in or relating to the above; all winnings in a lottery or other game of chance operated by a governmental unit or person licensed to operate such game by a governmental unit and all rights to payment therefrom; and all “Accounts” as same is now or hereinafter defined in the Uniform Commercial Code.

(b)          “Equipment" means all goods (excluding inventory, farm products or consumer goods), all machinery, machine tools, equipment, fixtures, office equipment, furniture, furnishings, motors, motor vehicles, tools, dies, parts, jigs, goods (including, without limitation, each of the items of equipment set forth on any schedule which is either now or in the future attached to Secured Party’s copy of this Agreement), and all attachments, accessories, accessions, replacements, substitutions, additions and improvements thereto, all supplies used or useful in connection therewith, and all “Equipment” as same is now or hereinafter defined in the Uniform Commercial Code.

(c)          “General Intangibles” means all general intangibles, chooses in action, causes of action, obligations or indebtedness owed to Debtor from any source whatsoever, payment intangibles, software and all other intangible personal .property of every kind and nature (other than Accounts) including without limitation patents, trademarks, trade names, service marks, copyrights and applications for any of the above, and goodwill, trade secrets, licenses, franchises, rights under agreements, tax refund claims; and all books and records including all computer programs, disks, tapes, printouts, customer lists, credit files and other business and financial records, the equipment containing any such information, and all “General Intangibles” as same is· now or hereinafter defined in the Uniform Commercial Code.

(d)          “Inventory” means goods, supplies, wares, merchandises and other tangible personal property, including raw materials, work in process, supplies and components, and finished goods, whether held for sale or lease, or furnished or to be furnished under any contract for service, or used or consumed in business, and also including products of and accessions to inventory, packing and shipping materials, all documents of title, whether negotiable or non-negotiable, representing any of the foregoing, and all “Inventory” as same is now or hereinafter defined in the Uniform Commercial Code.

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(e)          “Investment Property” means a security, whether certificated or uncertificated security, entitlement, securities account, commodity contract or commodity account and all “Investment Property” as same is now or hereafter defined in the Uniform Commercial Code.

4.           WARRANTIES AS TO DEBTOR. Debtor hereby represents and warrants to Secured Party as follows:

(a)          Debtor is a Delaware limited liability company, and is duly organized, validly existing and in good standing under the laws of the State of Delaware and its status in Florida is active.

(b)          Debtor’s exact legal name, its Taxpayer I.D. and its Organizational Number are as follows:

DEBTOR:	TAXPAYER I.D.:	ORG. NO.:

JETPAY PAYMENT	81-2280449	M16000004288
SERVICES, FL, LLC

(c)          Debtor’s chief executive office and places of business are located at the addresses set forth on Exhibit A attached hereto and incorporated herein by reference (collectively, the “Place of Business”).

5.           WARRANTIES AS TO THE COLLATERAL. Debtor hereby represents and warrants to Secured Party that:

(a)          Except for the security interest hereby granted and Permitted Liens (as defined in the Credit Agreement), Debtor is, and as to any property which at any time forms a part of the Collateral, shall be, the sole owner of, with good and marketable title in, each and every item of the Collateral, or otherwise shall have the full right and power to grant a security interest in the Collateral, free from any lien, security interest or encumbrance whatsoever;

(b)          Each item of Collateral is, and shall be, valid, and all information furnished to Secured Party with regard thereto is, and shall be, accurate and correct in all respects when furnished;

(c)          The provisions of this Agreement are sufficient to create in favor of Secured Party a valid and continuing lien on, and first security interest in, the types of Collateral in which a security interest may be perfected by the filing of UCC Financing Statements, and when such UCC Financing Statements are filed in the appropriate filing offices, and the requisite filing fees are paid, such filings shall be sufficient to perfect such security interests (other than Equipment affixed to real property so as to become fixtures);

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(d)          If any of the Collateral is or will be attached to real estate in such a manner as to become a fixture under applicable state law, that said real estate is not encumbered in any way, or if said real estate is encumbered, Debtor will secure from the lien holder or the party in whose favor it is or will become so encumbered a written acknowledgment and subordination to the security interest hereby granted in such form as is acceptable to Secured Party;

(e)          The financial statements of Debtor for the most recent ended fiscal period and heretofore submitted to the Secured Party are true and correct in all material respects, and there are no material adverse changes in the conditions, financial or otherwise, of Debtor since the date of said financial statements; and

(f)           All Collateral consisting of goods (equipment, inventory, fixtures, crops, unborn young of animals, timber to be cut, manufactured homes; and other tangible, movable personal property) shall be held at the Debtor’s Place of Business or at such other locations as are acceptable to Secured Party or as otherwise permitted under the Credit Agreement. To the extent that the Collateral consists of vehicles, or other titled property, Debtor shall not take or permit any action which would require application for certificates of title for the vehicles outside of the state in which they are currently titled without Secured Party’s prior written consent.

6.           DEBTOR’S RESPONSIBILITIES. Debtor covenants with, and warrants to, Secured Party that Debtor shall:

(a)          Execute and deliver such supplemental instruments, documents, agreements and chattel paper, in the form of assignments or otherwise, as Secured Party shall reasonably require for the purpose of confirming and perfecting, and continuing the perfection of, Secured Party’s security interest in any or all of such Collateral, or as is reasonably necessary to provide Secured Party with control over the Collateral or any portion thereof;

(b)          At its expense and upon request of Secured Party, furnish copies of invoices issued by Debtor in connection with the Collateral, furnish certificates of insurance evidencing insurance on Collateral, furnish proof of payment of taxes and assessments on Collateral, make available to Secured Party, during normal business hours and upon reasonable prior notice, any and all of Debtor's books, records, written memoranda, correspondence, purchase orders, invoices and other instruments or writings that in any way evidence or relate to the Collateral;

(c)          Keep the Collateral insured at all times against risks of loss or damage by fire (including so-called extended coverage), theft and such other casualties including collision in the case of any motor vehicle, in accordance with the Credit Agreement;

(d)          Pay all taxes or assessments imposed on or with respect to the Collateral, unless the same are being contested in accordance with Section 6.13 of the Credit Agreement;

(e)          Keep all of the Collateral in good condition and repair (ordinary wear and tear excepted), protecting it from weather and other contingencies which might adversely affect it as secured hereunder;

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(f)           Notify Secured Party immediately in writing of any information which Debtor has or may receive which might in any material respect adversely affect the value of the Collateral or the rights of Secured Party with respect thereto;

(g)          Notify Secured Party promptly, in writing, of any change in the Debtor's exact legal name or any change in the legal name of Debtor or of any change in the location of the Collateral or of any Place of Business or mailing addresses or the establishment of any new place of business or mailing address;

(h)          Pay all costs of filing any financing, continuation or termination statements with respect to the security interest created hereby;

(i)           Upon the occurrence of an Event of Default or breach of any provision of this Security Agreement, pay all expenses and reasonable attorneys’ fees of Secured Party; and Debtor agrees that said expenses and fees shall be secured under this Agreement;

(j)           Maintain possession of all Collateral at the location disclosed to Secured Party and not remove the Collateral from that location except in the ordinary course of Debtor's business or upon advance notice to Lender;

(k)          Except as permitted in the Credit Agreement, not sell, contract to sell, lease, encumber, or otherwise transfer the Collateral (other than inventory) until the Obligations have been paid and performed, Debtor acknowledging nonetheless that Secured Party has a security interest in the proceeds of such Collateral; and

(l)           Take any other and further action necessary or desirable as requested by Secured Party to grant Secured Party control over the Collateral, as “control” is defined in the applicable version of the Uniform Commercial Code, including without limitation (i) executing and/or authenticating any assignments or third party agreements; (ii) delivering, or causing the delivery of, any of the Collateral to the possession of Secured Party; or (iii) using commercially reasonable efforts to obtain written acknowledgements of the lien of Secured Party and agreements of subordination to such lien from third parties in possession of the Collateral in a form acceptable to Secured Party. Debtor consents to and hereby authorizes any third party in an authenticated record or agreement between Debtor, Secured Party, and the third party, including but not limited to depository institutions, securities intermediaries, and issuers of letters of credit or other support obligations, to accept direction from Secured Party regarding the maintenance and disposition of the Collateral and the products and proceeds thereof, and to enter into agreements with Secured Party regarding same, without further consent of the Debtor.

7.           ACCOUNTS RECEIVABLE. Debtor hereby agrees that, upon an Event of Default, Secured Party shall have the absolute right to take any one or all of the following actions:

(a)          Secured Party may serve written notice on Debtor instructing Debtor to deliver to Secured Party all subsequent payments on accounts receivable which Debtor shall do until notified otherwise;

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(b)          Secured Party may notify the account debtor(s) of its security interest and instruct such account debtor(s) to make further payments on such accounts to Secured Party instead of to Debtor; and

(c)          Secured Party may serve written notice upon Debtor that all subsequent billings or statements of account rendered to any account debtor shall bear a notation directing the account debtor(s) to make payment directly to Secured Party. Any payment received by Secured Party pursuant to this paragraph shall be retained in a separate non-interest bearing account as security for the payment and performance of all Obligations of Debtor.

8.           POWER OF ATTORNEY. Upon an Event of Default, Debtor hereby makes, constitutes and appoints Secured Party its true and lawful attorney in fact to act, with full power of substitution, with respect to the Collateral in any transaction, legal proceeding, or other matter in which Secured Party is acting pursuant to this Agreement, including but not limited to executing, authenticating and/or filing on its behalf: (i) UCC Financing Statements and amendments thereto reflecting the lien of Secured Party upon the Collateral and any other documents necessary or desirable to perfect or otherwise continue the security interest granted herein; and (ii) any third party agreements or assignments to grant Secured Party control over the Collateral, including but not limited to third party agreements between Debtor, Secured Party, and depository institutions, securities intermediaries, and issuers of letters of credit or other support obligations, which third party agreements direct the third party to accept direction from Secured Party regarding the maintenance and disposition of the Collateral and the products and proceeds thereof.

9.           EVENTS OF DEFAULT. Any of the following events shall be an “Event of Default” hereunder:

(a)          An event of default occurs under any agreement, instrument or document evidencing, guarantying, securing or otherwise executed or delivered in connection with any of the Obligations, as “Event of Default” shall be defined therein;

(b)          Transfer or disposition of any of the Collateral other than in the ordinary course of business, except as expressly permitted by this Agreement or the Credit Agreement;

(c)          Attachment, execution or levy on any of the Collateral; or

(d)          Secured Party shall receive at any time following the closing a UCC filing report indicating that Secured Party’s security interest is not prior to all other security interests or other interests reflected in the report (other than Permitted Liens).

10.         REMEDIES. Upon any Event of Default, Secured Party may pursue any remedy available at law (including those available to a secured party under the provisions of the UCC) or in equity to collect, enforce or satisfy any Obligations then owing, whether by acceleration or otherwise. Upon any Event of Default, Secured Party shall have the right to pursue any of the following remedies separately, successively or concurrently:

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(a)          Declare the Obligations, including any prepayment penalty which Borrower would be required to pay, immediately due and payable, without notice of any kind to Debtor.

(b)          File suit and obtain judgment and, in conjunction with any action, Secured Party may seek any ancillary remedies provided by law or at equity, including levy of attachment and garnishment.

(c)          Take possession of any Collateral if not already in its possession without demand and without legal process. Upon Secured Party’s demand, Debtor will assemble and make the Collateral available to Secured Party as it directs. Debtor grants to Secured Party the right, for this purpose, to enter into or on any premises where Collateral may be located.

(d)          Without taking possession, sell, lease or otherwise dispose of the Collateral at public or private sale in accordance with the UCC.

(e)          Seek appointment of a receiver to take possession of all or any part of the Collateral, with the power to protect and preserve the Collateral, to operate the Collateral preceding foreclosure or sale, and to collect the rents from the Collateral and apply the proceeds, over and above the cost of the receivership, against the Obligations. The receiver may serve without bond if permitted by law.

(f)           Collect the payments, rents, income, and revenues from the Collateral.

(g)          If Secured Party chooses to sell any or all of the Collateral, Secured Party may obtain a judgment against Borrower for any deficiency remaining on the Obligations after application of amounts received from the exercise of the rights provided in this Security Agreement.

11.         FORECLOSURE PROCEDURES.

(a)          No delay or omission by Secured Party to exercise any right or remedy accruing upon any Event of Default shall (i) impair any right or remedy, (ii) waive any default or operate as an acquiescence to the Event of Default, or (iii) affect any subsequent default of the same or of a different nature.

(b)          Secured Party shall give Debtor such notice of any private or public sale as may be required by the UCC.

(c)          Secured Party has no obligation to repair, clean-up or otherwise prepare the Collateral for sale.

(d)          Secured Party has no obligation to attempt to satisfy the Obligations by collecting them from any other person liable for them and Secured Party may release, modify or waive any collateral provided by any other person to secure any of the Obligations, all without affecting Secured Party's rights against Debtor. Debtor waives any right it may have to require Secured Party to pursue any third person for any of the Obligations.

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(e)          Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

(f)           Secured Party may sell the Collateral without giving any warranties as to the Collateral and may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

(g)          If Secured Party sells any of the Collateral upon credit, Debtor will be credited only with payments actually made by the purchaser, received by Secured Party and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Debtor shall be credited with the proceeds of the sale as and when received, less expenses.

(h)          In the event Secured Party purchases any of the Collateral being sold, Secured Party may pay for the Collateral by crediting some or all of the Obligations.

(i)           Secured Party has no obligation to marshal any assets in favor of Debtor, or against or in payment of: (i) the Note; (i) any of the other Obligations; or (ii) any other obligation owed to Secured Party or any other person.

12.         MISCELLANEOUS PROVISIONS.

(a)          All rights of Secured Party shall inure to the benefit of its successors and assigns and all obligations of Debtor shall bind the heirs, executors, administrators, successors and assigns of Debtor.

(b)          Debtor acknowledges and agrees that, in addition to the security interests granted herein, Secured Party has a bankers lien and common law right of set-off in and to Debtor's deposits, accounts and credits held by Secured Party and Secured Party may apply or set-off such deposits or other sums against the Obligations upon the occurrence of an Event of Default as set forth in this Agreement.

(c)          This Agreement contains the entire Agreement of the parties and no oral agreement whatsoever, whether made contemporaneously herewith or hereafter shall amend, modify or otherwise affect the terms of this Agreement.

(d)          All rights and liabilities hereunder shall be governed and limited by, and construed in accordance with, the laws of the State of New York (except any choice of law provision of New York law shall not apply if the law of a jurisdiction other than New York would apply thereby).

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(e)          Any provision herein which may prove limited or unenforceable under any law or judicial ruling shall not affect the validity or enforceability of the remainder of this Agreement.

(f)          Debtor hereby authorizes Secured Party to file a copy of this Agreement as a Financing Statement with appropriate county and state government authorities necessary to perfect Secured Party’s security interest in the Collateral as set forth herein. Debtor hereby further authorizes Secured Party to file UCC Financing Statements on behalf of Debtor and Secured Party with respect to the Collateral.

(g)          This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall constitute a duplicate original, but all counterparts together shall constitute a single agreement.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, each of the parties has duly executed this Agreement as of the Effective Date.

DEBTOR:

JETPAY PAYMENT SERVICES, FL, LLC,
a Delaware limited liability company

By:	JetPay Corporation, its sole member

	By:	/s/ Gregory M. Krzemien
	Name:	Gregory M. Krzemien
	Its:	Chief Financial Officer

STATE OF PENNSYLVANIA

COUNTY OF Lehigh____

The foregoing document was acknowledged before me this 22nd day of June, 2017, by Gregory M. Krzemien as Chief Financial Officer of JETPAY CORPORATION, the sole member of JETPAY PAYMENT SERVICES, FL, LLC, a Delaware limited liability company. He/She is personally known to me or has produced ____known___________________________ as identification.

/s/ Lisa J. Sell
NOTARY PUBLIC
Name:	Lisa J. Sell
Serial No.	1236202

My Commission Expires:	8-26-2019

[SIGNATURE OF SECURED PARTY APPEARS ON FOLLOWING PAGE]

Signature Page to Security Agreement

SECURED PARTY:

FIFTH THIRD BANK,
an Ohio banking corporation

By:	/s/ Brian Holliday
Brian Holliday, Vice President

STATE OF FLORIDA

COUNTY OF _Hillsborough______________

The foregoing instrument was acknowledged before me this 22nd day of June, 2017, by Brian Holliday, as Vice President of FIFTH THIRD BANK, an Ohio banking corporation, on behalf of the bank. He is personally known to me or has produced ____known___________as identification.

/s/ Nicole Sterni
NOTARY PUBLIC
Name:	Nicole Sterni
Serial No.	FF 109345

My Commission Expires:	April 2, 2018

Signature Page to Security Agreement

EXHIBIT A

PLACES OF BUSINESS

Chief Executive Office:

JetPay Corporation

3939 West Drive

Center Valley, PA 18069

ATTN: Gregory Krzemien

Places of Business:

316 South Baylen Street, Suite 590

Pensacola, Florida 32502